UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 12, 2010

DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-9819	52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(804) 217-5800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Dynex Capital, Inc. (the “Company”) convened its Annual Meeting of Shareholders on May 12, 2010 (the “Annual Meeting”), and submitted two proposals to the Company’s common shareholders. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 1, 2010.

As reported at the Annual Meeting, a quorum of holders of the Company’s common stock was present at the meeting in person or by proxy. The final results for the votes regarding the proposals submitted to the Company’s common shareholders are set forth below.

Proposal 1 – At the Annual Meeting, the holders of the Company’s common stock elected three directors to serve for a one year period until the 2011 Annual Meeting of Shareholders and until their successors have been elected and qualified. The name of each director elected at the Annual Meeting by the holders of the Company’s common stock, and the votes cast for such individuals, are set forth below:

Name	For	Withheld	Broker Non-Votes
Thomas B. Akin	4,804,575	51,585	7,344,514
Daniel K. Osborne	4,804,575	51,585	7,344,514
James C. Wheat, III	4,804,575	51,585	7,344,514

Proposal 2 – The holders of the Company’s common stock also approved a proposal to ratify the Company’s selection of BDO Seidman, LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2010. The votes regarding Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
12,101,356	45,212	54,106	0

As reported at the Annual Meeting, the number of shares of the Company’s Series D 9.50% Cumulative Convertible Preferred Stock (“preferred stock”) necessary to establish a quorum was not present at the meeting in person or by proxy. As a result, the Company was precluded from conducting any business at the Annual Meeting to be voted on by the Company’s preferred shareholders, namely, the election of Leon A. Felman and Barry Igdaloff as directors to serve for a one year period until the 2011 Annual Meeting of Shareholders and until their successors have been elected and qualified.

Due to the lack of a quorum with respect to the holders of the Company’s preferred stock, the Company adjourned the portion of the Annual Meeting relating to the preferred shareholders until 9:00 a.m., Eastern Time, on Wednesday, June 2, 2010 and is keeping the polls open with respect to the election of directors by the Company’s preferred shareholders until a vote can be taken on such election. The Company’s reconvened annual meeting will be held at the Company’s headquarters located at 4991 Lake Brook Drive, Suite 100 in Glen Allen, Virginia. The Company will report the final votes of the Company’s preferred shareholders promptly after such vote is taken.

For holders of the Company’s preferred stock who have already submitted a proxy regarding the election of directors, no additional action is required. All preferred proxies previously submitted and not revoked will remain valid for the reconvened meeting. Holders of the Company’s preferred stock who have not yet voted on the election of directors are encouraged to do so promptly. Preferred proxies may be submitted or revoked any time prior to the voting at the reconvened meeting on June 2, 2010.

Any questions about the adjournment, the election of directors by the holders of the Company’s preferred stock or how to submit a preferred proxy, and any requests for additional copies of the Company’s proxy statement, proxy card or voting instructions, should be directed to the Company’s Investor Relations at (804) 217-5897.

The Company encourages any holder of the Company’s preferred stock who has not voted on the election of directors to vote today!

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date: May 13, 2010	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer